UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   January 4, 2017

Service Team Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-178210	61-1653214
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18482 Park Villa Place Villa Park, CA 92861
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (714) 538-5214

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 3, 2017, management and the Board of Directors of Service Team, Inc. (the "Company") concluded that the Company should restate its Form 10-K for the year ended August 31, 2016 to correct the omission of one debt balance owed to a third party. The determination was made in connection with the preparation of the Form 10-Q for the period ended November 30, 2016, at the advice of M&K CPAS, PLLC, the Company's engaged independent registered public accounting firm ("M&K"). M&K advised the Company on January 3, 2017, that the Company should recognize the debt balance in the fiscal year ended August 31, 2016 which is the correct period to recognize the debt balance. As a result of the revision to the debt balance, the effect of the adjustment will be recognized in the Company's net loss from operations during the same fiscal year.

The Company included the restatements in its Form 10-K/A filed on January 4, 2017.

The Company has requested from its independent accountant a letter addressed to the Securities and Exchange Commission in which it confirms that it agrees with the statements made in response to this Item 4.02. Such letter is attached hereto as Exhibit 16.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.2	Letter dated Janury 3, 2017 M&K CPAS, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Service Team Inc. (Registrant)
January 4, 2017	By:	/s/ Robert L. Cashman
		Name:	Robert L. Cashman
		Title:	Chief Financial Officer